CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-272321 on Form S-6 of our report dated July 20, 2023, relating to the financial statement of FT 10859, comprising Sabrient Baker's Dozen Portfolio, 3rd Quarter 2023 Series, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 20, 2023